UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

(Date of earliest event reported): November 8, 2011

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

329 Main Street, Suite 801

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Registrant reported on November 8, 2011 that it had accepted the resignation of Jeffrey T. Wilson and Aaron M. Wilson from its Board of Directors. Mr. Jeffrey Wilson was the Chairman and President of the Company and resigned due to health issues, but will continue to assist the Company as a technical consultant on its tar sand business. Mr. Aaron Wilson resigned to allow for the appointment of Mr. Tim Jones to the Board who was also promoted to Chief Financial Officer of the Company and President of the Company’s e-Biofuels, LLC subsidiary. Mr. Aaron Wilson will retain his title as President of Arrakis Oil Recovery, LLC.

The Board appointed Mr. John Ryer, a Director of the Company, as its new Chief Executive Officer and President. Mr. John Ryer has over eighteen years’ experience in the financial services industry including 10 years with ING Mutual Funds where he rose to head of trust and institutional sales. He also worked at Merrill Lynch and other brokerages.

Neither Mr. Jeffrey Wilson nor Mr. Aaron Wilson had any disagreements with the Management of the Company or with its independent accountants. All of the appointments by and to the Board will serve until the next regularly scheduled shareholder’s meeting.

ITEM 9.01	EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release

Exhibit 99.2	Letter of Resignation: Jeffrey T. Wilson

Exhibit 99.3	Letter of Resignation: Aaron M. Wilson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ JOHN RYER
John Ryer
Title:	President

Dated: November 14, 2011